UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 7, 2012

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2012, Active Power, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold 14,336,912 shares of its common stock, par value $0.001 per share (the “Shares”) to Kinderhook Partners, LP and Ardsley Partners, including certain affiliated funds (the “Investors”) at a price of $0.68 per share for gross proceeds of approximately $9,749,100 before offering expenses.

The Shares were sold pursuant to a prospectus included in the Company’s shelf registration statement on Form S-3 dated November 24, 2009, as amended on December 17, 2009 (Registration No. 333-163301), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 21, 2009, as supplemented by a prospectus supplement dated March 7, 2012 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Offering”).  No discounts or placement agent fees are payable in connection with the Offering, and the Company expects to use the proceeds from the Offering for working capital requirements and general corporate purposes.

In connection with the Offering, the Company also entered into a Side Letter Agreement with Kinderhook Partners, LP pursuant to which Kinderhook Partners, LP was granted the right to designate one member of the Company’s board of directors. The Company is obligated to use its reasonable best efforts to cause to be appointed any designee of Kinderhook Partners, LP to the board of directors within 10 days after the Company receives written notice of such designation (the “Side Letter”).  Until such designee has been appointed to the Company’s board of directors, the Company will invite a representative of Kinderhook Partners, LP to attend all meetings of its board of directors in a nonvoting observer capacity.

The Company has also entered into a Resale Registration Rights Agreement (the “Rights Agreement”) pursuant to which the Company is obligated to prepare promptly and file with the SEC as soon as practicable, but in no event later than May 1, 2012, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Shares) covering the resale of shares of Common Stock held by Kinderhook Partners LP.  If the registration statement is not declared effective by July 3, 2012, then the Company will be obliged to pay a certain amount in liquidated damages.  All expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to the Rights Agreement will be borne by the Company.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Side Letter and the Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, the Side letter and the Rights Agreement that are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

 The legal opinion, including the related consent, of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to this offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

 On March 7, 2012, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Securities Purchase Agreement dated March 7, 2012 between Active Power, Inc. and the Purchasers (as defined therein).
10.2	Side Letter Agreement dated March 7, 2012 between Active Power, Inc. and Kinderhook Partners, L.P.
10.3	Resale Registration Rights Agreement dated March 7, 2012 between Active Power, Inc. and Kinderhook Partners, L.P.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).
99.1	Press Release of Active Power, Inc. dated March 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: March 7, 2012	By:	/s/ John Penver
John Penver Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Securities Purchase Agreement dated March 7, 2012 between Active Power, Inc. and the Purchasers (as defined therein).
10.2	Side Letter Agreement dated March 7, 2012 between Active Power, Inc. and Kinderhook Partners, L.P.
10.3	Resale Registration Rights Agreement dated March 7, 2012 between Active Power, Inc. and Kinderhook Partners, L.P.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).
99.1	Press Release of Active Power, Inc. dated March 7, 2012.